UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2020

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	SELB	Nasdaq Global Market
$0.0001 par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On March 30, 2020, Alison D. Schecter, M.D. ceased serving as the Chief Medical Officer of Selecta Biosciences, Inc. (the “Company”). The Company is currently conducting a search for Dr. Schecter’s replacement. The Board of Directors of the Company has appointed Peter G. Traber, M.D. as the Company’s Interim Chief Medical Officer, effective March 30, 2020, pending the appointment of Dr. Schecter’s permanent replacement.

Dr. Traber, age 64, is the President of PGT Life Sciences Consulting and has served as Partner in Alacrita Consulting since June 2018, most recently completing an engagement as acting Chief Medical Officer for a newly-public, development stage company. Dr. Traber is an experienced physician executive with over 30 years of experience in drug development, life sciences, and health care. He previously served as President, Chief Executive Officer, Chief Medical Officer and director of Galectin Therapeutics, Inc. from 2011 to March 2018. Relevant prior experience includes serving as Chief Medical Officer and Senior Vice President of Global Clinical Development for GlaxoSmithKline plc. In addition, he has held academic leadership roles of increasing responsibility at the University of Pennsylvania School of Medicine, including CEO of the Penn Health System, and President and CEO of Baylor College of Medicine. Dr. Traber holds an M.D. from Wayne State University School of Medicine and a Bachelor of Science degree in chemical engineering from the University of Michigan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: March 31, 2020	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer